UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 16, 2008
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                               Finotec Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                Nevada                                           76-0251547
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     (State or Other Jurisdiction                              (IRS Employer
            Incorporation)                                   Identification No.)


     228 East 45th Street, Suite 1801, New York NY                   10017
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     (Address of Principal Executive Offices)                      (Zip Code)


               Registrant's telephone number, including area code
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 3.02.  Unregistered sales of equity securities.

Private Placement.

     On June 16, 2008, the Company entered into definitive agreements for the sale of 4,347,824 shares of Common Stock (the "Common Stock") at a price of $0.23 per share. As a part of the transaction, the Company agreed to issue accompanying warrants (the "Investor Warrants") to purchase an aggregate of 10,000,000 shares of Common Stock at an exercise price of $0.50 per share. Four investors subscribed to the investment. The shares of Common Stock sold in the private placement offering has not been registered under the Act and may not be offered or sold absent registration or an applicable exemption from such registration requirements. All such shares are subject as well to a registration rights agreement. The transaction closed on June 17, 2008. The summary description of the financing described above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 18, 2008                          Finotec Group, Inc.


                                              By: /s/ Didier Essemini
                                              ------------------------
                                              Name:  Didier Essemini
                                              Title: President